RETIREMENT AGREEMENT
This Retirement Agreement dated as of October 10, 2018 (“Agreement”) is entered into by and between Mark Gliebe (“Executive”) and Regal Beloit Corporation (the “Company”).
RECITALS
WHEREAS, Executive and the Company desire to set forth the terms and conditions governing Executive’s continuing employment with the Company and his retirement therefrom.
NOW, THEREFORE, in consideration of the above recital and the promises and agreements set forth below, Executive and the Company hereby agree as follows:
AGREEMENT
1.    Transition of Role and Retirement Date. Upon the effective date of the appointment of a new Chief Executive Officer of the Company (the “Transition Date”), the Executive will resign from the role of Chief Executive Officer of the Company and resign from all officerships, directorships or other positions (other than as an employee) that he then holds with the Company or any of its affiliates, including but not limited to his role as the Chairman of the Board of Directors of the Company (the “Board”) and as a director of the Company, and shall execute any documents in connection therewith as reasonably required by the Company. For ninety (90) days following the Transition Date (the “Transition Period”), Executive will continue in employment as a full-time employee of the Company, and his duties shall be to provide such transition assistance to the new Chief Executive Officer as may be reasonably requested by the Board. Executive’s employment with the Company will automatically terminate at the end of the Transition Period (the “Retirement Date”). Notwithstanding the foregoing, the Board retains the right to terminate Executive’s employment at any time for “Cause” (as defined below) by providing written notice thereof to Executive, and the date of such termination of employment from the Company shall be deemed to be the Retirement Date for purposes of this Agreement.
From the effective date of this Agreement to the start of the Transition Period, Executive will continue to receive his base salary at the annual rate in effect on the date hereof. Prior to the start of the Transition Period, the Company and Executive will agree on the base salary to be paid to Executive during the Transition Period. Through the Retirement Date, Executive will continue to be eligible to participate in the Company’s employee benefits plans, programs and arrangements in accordance with their terms, provided that Executive acknowledges and agrees that he will not be granted an Annual Incentive Award for the 2019 annual performance period and will not be eligible to receive a grant of equity awards in 2019.
For purposes of this Agreement, the term “Cause” means (i) a willful material violation by Executive of any material Company policy, including any material policy contained in the Company Code of Business Conduct and Ethics; (ii) Executive’s embezzlement from the Company; (iii) Executive’s gross negligence, willful misconduct or willful failure to perform his duties (taking into account his transitional role) that has (or is reasonably expected to have) a material adverse effect on the business conducted by the Company, including but not limited to a material adverse effect on the

Company’s reputation; or (iv) Executive’s conviction of a felony which substantially impairs Executive’s ability to perform his duties or responsibilities.
2.    Payments and Benefits Upon Retirement Date.
(a)    Accrued Benefits. Following the Retirement Date, the Company will pay Executive his accrued but unpaid base salary and his accrued but unpaid vacation, in each case through the Retirement Date and consistent with the Company’s policies and past practices, and Executive will be entitled to all vested benefits required to be paid or provided under any qualified retirement, welfare or other benefit plan sponsored by the Company. The cash payments will be paid on the first regularly scheduled payroll disbursement date following Executive’s Retirement Date, and the benefits will be provided according to the terms of the relevant plans.
(b)    SERP. Without limiting Paragraph 2(a), following the Retirement Date, Executive shall receive the benefits provided under the terms of the Regal Beloit Corporation Target Supplemental Retirement Plan, as amended and restated effective November 1, 2010 (the “SERP”). If the Retirement Date occurs prior to the date Executive achieves age 58 (other than due to the Company’s termination of Executive’s employment for Cause), the Company will elect to treat Executive’s separation from service with the Company as an Early Retirement thereunder.
(c)    Additional Benefits. Provided that (1) Executive does not voluntarily resign without the Company’s consent prior to the Retirement Date, and is not terminated by the Company for Cause prior to the Retirement Date, (2) the Release Agreement attached as Exhibit A hereto is executed and not revoked by Executive, and (3) Executive is in compliance in all material respects with his obligations under this Agreement:
(i)    the Company will cause all of Executive’s outstanding and unvested awards of stock appreciation rights and time-based vesting restricted stock units granted under the Company’s 2013 Equity Incentive Plan and the Company’s 2018 Equity Incentive Plan to become fully vested as of the Retirement Date, and all such stock appreciation rights shall remain exercisable until the earlier of the first anniversary of the Retirement Date or the expiration date of such award;
(ii)    the Company will cause all of Executive’s outstanding and unvested performance share units granted under the Company’s 2013 Equity Incentive Plan and the Company’s 2018 Equity Incentive Plan to become vested based on the level of achievement of the current performance goals applicable to such awards determined as of the Retirement Date, but pro-rated for the number of days Executive was in employment for the applicable performance period;
(iii)    unless already paid, the Company will pay Executive his annual bonus with respect to the 2018 performance period pursuant to the terms of Executive’s Annual Incentive Award, subject to achievement of the performance goals thereunder, at the same time as other participants receive their payments (but no later than March 15, 2019), without regard to the Executive’s employment status on the payment date. The Company shall determine Executive’s annual bonus using the same approach in logic and formula as applicable to all other Company senior executives for the 2018 performance period;
(v)    the Company will permit Executive to retain his Company-issued iPhone and iPad, subject to the Company’s removal of any Company Proprietary Information (as defined in the Non-Competition, Non-Solicitation and Non-Interference Agreement attached hereto as Exhibit B (the “Restrictive Covenant Agreement”)) prior to or promptly after Executive’s Retirement Date. Executive will be solely responsible for any transfer, activation, or other fees and costs associated with the transfer of such devices to Executive’s personal telephone and/or data lines and accounts;
(vi)    the Company shall permit Executive to “buy-out” the lease of his Company-provided leased vehicle at a price determined in accordance with the Company’s standard practice effective on the Retirement Date. The Company agrees to execute any documentation required to execute Executive’s buy-out of such lease. Immediately upon such transfer, Executive acknowledges and agrees that the Company shall no longer be responsible for any taxes, fees, costs, registration fees, maintenance, insurance, or any other payments on such vehicle that are incurred after the Retirement Date, and that all such costs and payments shall be the sole financial responsibility of Executive; and
(vii)    the Company will permit Executive to continue to represent the Company through the National Electric Manufacturers Association (“NEMA”) through the first anniversary of his appointment thereto, and the Company shall reimburse Executive for any reasonable travel, lodging, and incidental expenses that Executive incurs to travel to, participate in and attend NEMA meetings during such time period, subject to the terms and conditions of the Company’s business and travel reimbursement policy.
Executive acknowledges that the payments and benefits described in this Paragraph 2(c) are not payments or benefits to which Executive is otherwise entitled, and such amounts constitute the consideration for Executive’s (A) waiver and release of potential claims specified in Paragraph 3 below, and in the Mutual Release Agreement attached as Exhibit A, including any potential claims for age discrimination under the Age Discrimination in Employment Act, and (B) agreement to the covenants set forth in Paragraph 6 below.
3.    Executive Releases the Company. In exchange for the consideration of continued employment during the Transition Period set forth in Paragraph 1 above, the benefits described in Paragraph 2(c) and the reimbursement of fees described in Paragraph 14, Executive, for himself and his heirs, executors, representatives, administrators, agents, and assigns, hereby waives, releases, and discharges the Company and any related entities, and its and their present or former subsidiaries, affiliates, predecessors, successors, and assigns, and all of their respective officers, directors, employees, legal counsel, executors, agents, and representatives (collectively, the “Releasees”) from any and all claims, demands, causes of action, judgments, damages, liabilities and expenses of any kind whatsoever, whether known or unknown, that Executive may have against the Releasees, arising out of or related in any way to Executive’s employment relationship with the Company through the date hereof, or the decision to separate Executive from employment with the Company, by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or any other matter arising at any time before or on the date Executive executes this Agreement.
Without limitation to the foregoing, this release includes, but is not limited to, any and all claims arising under Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Civil Rights Act of 1991; Section 1981 of U.S.C. Title 42; the Worker Adjustment and Retraining Notification Act; the Equal Pay Act; the National Labor Relations Act; the Age Discrimination in Employment Act; the Uniformed Services Employment and Reemployment Rights Act or any other federal or state military or veteran’s rights act the Genetic Information Nondiscrimination Act; any federal, state, and local medical, family, or parental leave acts or ordinances; state and federal whistleblower laws; the Wisconsin Fair Employment Act; claims under any other federal, state, or local law, act, or ordinance; and any and all claims for breach of express or implied contract, tortious interference with contract, defamation, misrepresentation, emotional distress, breach of privacy, or arising under any other tort, contract, or common law cause of action.
4.    Limitations of Release. The release and waiver in Paragraph 3 does not apply to (a) any claims arising after the date of this Agreement, (b) any claims that cannot be released or waived by law, (c) Executive’s rights to benefits under any welfare or retirement plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, (d) Executive’s rights to indemnification as an officer or director of the Company (if any) pursuant to applicable law or the Company’s by-laws, insurance or other arrangements and (e) any breach by the Company of this Agreement. While Executive retains the right to file a claim or charge with the United States Equal Employment Opportunity Commission (“EEOC”) or equivalent state or local agency, the National Labor Relations Board (“NLRB”), the Occupational Safety and Health Administration (“OSHA”), the Securities and Exchange Commission (“SEC”), or any other federal or state agency or commission, and to participate in any related investigation, by signing this Agreement, Executive waives the right to receive back pay, front pay, reinstatement, monetary damages, attorneys’ fees, or any other personal or equitable relief of any kind based on such charge or claim or a lawsuit arising from such charge or claim. The EEOC or equivalent state or local agency, NLRB, OSHA, SEC, or other federal or state agency or commission retains the right to accept the charge, investigate the charge, file a lawsuit in court in their own name, and to take any other actions permitted by law. Executive retains the right to communicate with the EEOC or equivalent state or local agency, the NLRB, OSHA, SEC, or any other federal or state agency or commission, and such communication can be initiated by either Executive or the EEOC or equivalent state or local agency, the NLRB, OSHA, SEC, or other federal or state agency or commission, and is not limited by the non-disparagement obligations in Paragraph 8 below.
5.    The Company Releases Executive. The Company, for itself and its related entities, and its and their subsidiaries and affiliates and their respective representatives, administrators, agents, and assigns (collectively, the “Company Releasors”), hereby waives, releases, and discharges Executive, his heirs, executors and representatives from any and all claims, demands, causes of action, judgments, damages, liabilities and expenses of any kind whatsoever, whether known or unknown, that the Company Releasors may have against Executive, arising out of or related in any way to Executive’s employment relationship with the Company through the date hereof, by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or any other matter arising at any time before or on the date Executive executes this Agreement. Notwithstanding the foregoing, this release does not apply to any (a) breach by Executive of this Agreement or the attached Mutual Release Agreement, (b) claims arising from material facts or events that Executive knowingly concealed from the Board, (c) claims arising from acts of fraud or embezzlement by Executive, (d) claims which cannot be waived or released as a matter of law, and (e) claims arising after the date of this Agreement.
6.    Restrictive Covenants.
(a)    Continuation and Modification of Restrictive Covenant Agreement. Executive agrees that he is bound by the Restrictive Covenant Agreement attached hereto as Exhibit B, provided that such agreement is hereby amended by extending the “Non-Competition Period” as defined therein to a period of twenty-four (24) months following the Retirement Date.
(b)    Limitations. Nothing in this Agreement prohibits Executive from:
(i)    reporting a possible violation of federal, state, or local law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the SEC, the Congress, or any agency (including but not limited to the NLRB or the EEOC or Inspector General), or making other disclosures that are protected under any whistleblower provision of federal, state, or local law or regulation. Executive does not need the prior authorization of the Company to make any such reports or disclosures and Executive is not required to notify the Company that he made such reports or disclosures; or

(ii)    responding truthfully to any inquiries from the EEOC or equivalent state or local agency, the NLRB, OSHA, SEC, or any other federal or state agency or commission, or to otherwise provide truthful testimony whenever compelled by process of law.

7.    Reinstatement and Rehire. Executive acknowledges and agrees that Executive will not apply for reinstatement or rehire with the Company following the Retirement Date, and that should Executive apply for such reinstatement or rehire, Executive may be denied such reinstatement or rehire on the basis of this Agreement. Executive further acknowledges and agrees that this Agreement does not entitle Executive to reinstatement or rehire by the Company.
8.    Mutual Non-Disparagement. Executive agrees that Executive will not, at any time, disparage or make any negative or derogatory remarks or statements about the Company or any of its subsidiaries or affiliates, or any of their officers, directors, Executives, products, services, businesses, reputations, or goodwill to any person or entity in any public forum. In addition, the members of the Board and the individuals at the Company who are currently, as of the date of this Agreement, in the following roles, are aware of this Agreement and agree to refrain from disparaging or making any negative or derogatory remarks or statements about Executive in any way: all officers of the Company along with heads of investor relations, sales and marketing. The parties agree that nothing in this Paragraph 8 shall prohibit either party from responding truthfully to any inquiries from any federal, state or local agency, court, or commission, including, but not limited to, the SEC, NLRB, OSHA, and the EEOC.
9.    Non-Admission of Liability. Executive agrees nothing in this Agreement is intended to be interpreted or construed as an admission of liability or violation of law of either the Company or any of the Releasees, and the Company agrees nothing in this Agreement is intended to be interpreted or construed as an admission of liability or violation of law by Executive.
10.    Pending Claims. Executive represents that Executive has not filed any pending claim, charge, or lawsuit against any of the Releasees with any agency, court, or commission, and that if Executive has filed any such pending claim, charge, or lawsuit, that Executive will immediately request that any such claim, charge, or lawsuit be immediately dismissed with prejudice. Nothing in this Paragraph 10 shall be construed to prohibit Executive from filing or participating in a claim with the EEOC or equivalent state or local agency, NLRB, OSHA, SEC, or any other federal or state agency or commission.
11.    Press Release. The Company agrees that any press release or public statement relating to Executive’s retirement shall be substantially in the form attached hereto as Exhibit C.
12.    Consideration Period. Executive acknowledges that Executive has the right to consult with an attorney or legal counsel before signing this Agreement and is hereby encouraged to do so. Executive shall have a period of up to twenty-one (21) days to consider this Agreement. Executive may execute this Agreement at any time during the twenty-one (21) day consideration period. Executive understands that should Executive sign the Agreement prior to the expiration of the twenty-one (21) day consideration period, Executive has voluntarily waived Executive’s right to the remainder of the consideration period. If Executive does not return the executed Agreement to the Company before the expiration of the twenty-one (21) day consideration period then this Agreement shall be automatically revoked.
13.    Revocation by Executive. Executive may revoke the executed Agreement at any time during the seven (7) day period immediately following Executive’s execution of the Agreement. For this revocation to be effective, Executive must provide written notice of the revocation to the General Counsel of the Company within seven (7) days of Executive’s execution of this Agreement. Should Executive revoked the executed Agreement, Executive understands and acknowledges that this Agreement shall not be effective. For avoidance of doubt, this Agreement shall not be effective until the eighth day after Executive executes this Agreement, provided Executive does not exercise Executive’s right to revoke the executed Agreement.
14.    Reimbursement of Fees. The Company will reimburse Executive for his reasonable legal fees, up to a maximum of fifty thousand dollars ($50,000), that Executive incurred in having this Agreement (including the Mutual Release Agreement attached hereto as Exhibit A) reviewed by legal counsel and in receiving legal counsel in connection therewith.
15.    Severability. If any provision of this Agreement is held to be illegal, void, or unenforceable, such provision shall be of no force or effect. However, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the legality or enforceability of, any other provision of this Agreement. Should any court of competent jurisdiction find any provision of this Agreement to be invalid or unenforceable, such provision shall be modified as necessary to carry out the intent and agreement of the parties to the maximum extent permitted by law; provided, however, that should the court decline to modify such provision, or upon any finding by a court of competent jurisdiction that the release contained in Paragraph 3 hereof or the release contained in Paragraph 5 hereof is illegal, void, or unenforceable, Executive and the Company agree, promptly upon the other party’s request, to execute a general release that is legal and enforceable.
16.    Choice of Law/Venue. This Agreement shall be construed, interpreted, and governed in all respects in accordance with the laws of the State of Wisconsin without giving effect to the conflicts or choice of law principles thereof. Any cause of action related to this Agreement shall be brought in the Circuit Court of Rock County, Wisconsin, or, if applicable, the United States District Court for the Western District of Wisconsin, and the parties agree not to present any such claim or controversy to any other court or forum. The parties hereby expressly consent to the exclusive jurisdiction of the Circuit Court of Rock County, Wisconsin or the United States District Court for the Western District of Wisconsin.
17.    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
18.    Amendment; Waiver. This Agreement and each of the terms and provisions hereof may only be amended, modified, waived or supplemented by an agreement in writing signed by each party hereto. No failure or delay by either party to this Agreement in exercising any right under this Agreement shall be deemed to be a waiver of such right, unless such waiver is in writing and signed by the party to whom the waiver would apply.
19.    Counterparts. The parties may execute this Agreement in one or more counterparts, each of which shall be deemed to constitute an original and all of which, taken together, shall constitute one and the same instrument. Delivery of any execution of this Agreement by facsimile, e-mail, or other electronic delivery in portable document format (.pdf) or by any other means intended to preserve the original graphic and pictorial appearance of a document has the same effect as delivery of an executed original of this Agreement.
20.    Entire Agreement. This Agreement, including the Exhibits hereto, contains all of the understandings and representations between the Company and Executive relating to the subject matter hereof, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties regarding the subject matter hereof. Notwithstanding the foregoing, the Executive’s Key Executive Employment and Severance

Agreement dated October 26, 2007 with the Company will remain in full force and effect in accordance with its terms (including the termination provisions thereof).
21.    Acknowledgement. Executive represents and warrants that Executive has carefully read and understands all of the provisions of this Agreement, has had the opportunity for the Agreement to be reviewed by legal counsel should Executive so choose, that Executive has not relied upon any representations or statements made by the Company or any of the Releasees regarding the subject matter or effect of this Agreement other than those contained herein, and is signing this Agreement as Executive’s free and voluntary act.
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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first appearing below their signatures.

CAUTION: THIS RETIREMENT AGREEMENT CONTAINS A RELEASE OF CLAIMS. EXECUTIVE IS HEREBY ADVISED TO CONSULT LEGAL COUNSEL REGARDING THE PROVISIONS OF THIS AGREEMENT BEFORE EXECUTING THIS AGREEMENT.

AGREED AND ACCEPTED:            REGAL BELOIT CORPORATION

______________________________        By: ________________________
Mark Gliebe
Its: _________________________

Date: _______________________            Date: ________________________

EXHIBIT A

MUTUAL RELEASE AGREEMENT

This Mutual Release Agreement dated as of _________, 20____ (“Agreement”) is entered into by and between Mark Gliebe (“Executive”) and Regal Beloit Corporation (the “Company”).
1.    Retirement Date. Executive’s termination of employment from the Company was effective _____________, 20___ (the “Retirement Date”) pursuant to the provisions of the Retirement Agreement entered into by the parties dated October 10, 2018 (the “Retirement Agreement”).
2.    Acknowledgement of Full Compensation. Subject to the terms of the Retirement Agreement, Executive acknowledges and agrees that Executive has received from the Company and any related entities any and all compensation, fringe benefits (including, but not limited to, bonuses, incentives, commissions, expense reimbursement, vacation pay, and retirement contributions) and any other forms of compensation owed to Executive by the Company through and including the Retirement Date.
3.    Executive Releases the Company. In exchange for the consideration set forth in Paragraph 2(c) of the Retirement Agreement, Executive, for himself and his heirs, executors, representatives, administrators, agents, and assigns, hereby waives, releases, and discharges the Company and any related entities, and its and their present or former subsidiaries, affiliates, predecessors, successors, and assigns, and all of their respective officers, directors, employees, legal counsel, executors, agents, and representatives (collectively, the “Releasees”) from any and all claims, demands, causes of action, judgments, damages, liabilities and expenses of any kind whatsoever, whether known or unknown, that Executive may have against the Releasees, arising out of or related in any way to Executive’s employment relationship with the Company, or Executive’s separation therefrom, by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or any other matter arising at any time before or on the date Executive executes this Agreement.
Without limitation to the foregoing, this release includes, but is not limited to, any and all claims arising under Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Civil Rights Act of 1991; Section 1981 of U.S.C. Title 42; the Worker Adjustment and Retraining Notification Act; the Equal Pay Act; the National Labor Relations Act; the Age Discrimination in Employment Act; the Uniformed Services Employment and Reemployment Rights Act or any other federal or state military or veteran’s rights act the Genetic Information Nondiscrimination Act; any federal, state, and local medical, family, or parental leave acts or ordinances; state and federal whistleblower laws; the Wisconsin Fair Employment Act; claims under any other federal, state, or local law, act, or ordinance; and any and all claims for breach of express or implied contract, tortious interference with contract, defamation, misrepresentation, emotional distress, breach of privacy, or arising under any other tort, contract, or common law cause of action.
4.    Limitations of Release. The release and waiver in Paragraph 3 does not apply to (a) any claims arising after the date of this Agreement, (b) any claims that cannot be released or waived by law, (c) Executive’s rights to benefits under any welfare or retirement plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, and (d) Executive’s rights to indemnification as an officer or director of the Company (if any) pursuant to applicable law or the Company’s by-laws, insurance or other arrangements. While Executive retains the right to file a claim or charge with the United States Equal Employment Opportunity Commission (“EEOC”) or equivalent state or local agency, the National Labor Relations Board (“NLRB”), the Occupational Safety and Health Administration (“OSHA”), the Securities and Exchange Commission (“SEC”), or any other federal or state agency or commission, and to participate in any related investigation, by signing this Agreement, Executive waives the right to receive back pay, front pay, reinstatement, monetary damages, attorneys’ fees, or any other personal or equitable relief of any kind based on such charge or claim or a lawsuit arising from such charge or claim. The EEOC or equivalent state or local agency, NLRB, OSHA, SEC, or other federal or state agency or commission retains the right to accept the charge, investigate the charge, file a lawsuit in court in their own name, and to take any other actions permitted by law. Executive retains the right to communicate with the EEOC or equivalent state or local agency, the NLRB, OSHA, SEC, or any other federal or state agency or commission, and such communication can be initiated by either Executive or the EEOC or equivalent state or local agency, the NLRB, OSHA, SEC, or other federal or state agency or commission, and is not limited by the non-disparagement obligations in Paragraph 8 of the Retirement Agreement in connection therewith.
5.    The Company Releases Executive. The Company, for itself and its related entities, and its and their subsidiaries and affiliates and their respective representatives, administrators, agents, and assigns (collectively, the “Company Releasors”), hereby waives, releases, and discharges Executive and his heirs, executors and representatives from any and all claims, demands, causes of action, judgments, damages, liabilities and expenses of any kind whatsoever, whether known or unknown, that the Company Releasors may have against Executive, arising out of or related in any way to Executive’s employment relationship with the Company through the date hereof, by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or any other matter arising at any time before or on the date Executive executes this Agreement. Notwithstanding the foregoing, this release does not apply to any (a) breach by Executive of this Agreement or the attached Mutual Release Agreement, (b) claims arising from material facts or events that Executive knowingly concealed from the Board of Directors of the Company, (c) claims arising from acts of fraud or embezzlement by Executive, (d) claims which cannot be waived or released as a matter of law, and (e) claims arising after the date of this Agreement.
6.    Return of Company Property. Executive acknowledges and agrees that except as provided in Paragraph 2(c)(v) and (vi) of the Retirement Agreement Executive has returned to the Company any and all Company records, documents (hard copy or electronic), files, keys, keyless entry cards, confidential and proprietary information, trade secret information, computers, computer peripherals, smart phones, electronic devices, flash drives and other electronic storage devices, vehicles, credit cards, and any and all other Company property in Executive’s possession or under Executive’s control as of the Retirement Date without retaining any originals or copies or conveying any originals or copies to any other person or entity. Executive agrees to permit the Company to inspect Executive’s personal electronic devices for purposes of ensuring that all Company data was removed or deleted from such electronic devices. Executive agrees that should the Company have to seek to enforce this Paragraph 6, Executive will be responsible for the payment of any and all costs and attorneys’ fees the Company incurred in enforcing its rights under this Paragraph 6.
7.    Non-Admission of Liability. Executive agrees nothing in this Agreement is intended to be interpreted or construed as an admission of liability or violation of law of either the Company or any of the Releasees, and the Company agrees nothing in this Agreement is intended to be interpreted or construed as an admission of liability or violation of law by Executive.
8.    Pending Claims. Executive represents that Executive has not filed any pending claim, charge, or lawsuit against any of the Releasees with any agency, court, or commission, and that if Executive has filed any such pending claim, charge, or lawsuit, that Executive will immediately request that any such claim, charge, or lawsuit be immediately dismissed with prejudice. Nothing in this Paragraph 8 shall be construed to prohibit Executive from filing or participating in a claim with the EEOC or equivalent state or local agency, NLRB, OSHA, SEC, or any other federal or state agency or commission.
9.    Execution of Agreement. The Company will execute this Agreement and deliver a signed copy hereof to Executive no later than his Retirement Date. Executive may then execute this Agreement, if he wishes, on his Retirement Date or at any time within twenty-one (21) days thereafter (the “Consideration Period”).
(a)    If Executive signs the Agreement prior to the expiration of the Consideration Period, Executive understands he voluntarily waives his right to the remainder of that period. Executive then may revoke the executed Agreement at any time during the seven (7) day period immediately following his execution of the Agreement. For this revocation to be effective, Executive must provide written notice of the revocation to the General Counsel of the Company within seven (7) days of Executive’s execution of this Agreement.
(b)    Executive understands and acknowledges that if Executive does not return the executed Agreement to the Company before the expiration of the Consideration Period or if Executive signs and then revokes the executed Agreement pursuant to clause (a) above, then Executive will not receive any of the consideration promised to Executive hereunder in exchange for Executive’s execution of this Agreement, and this Agreement shall not be effective. For avoidance of doubt, this Agreement shall not be effective until the eighth day after Executive executes this Agreement, provided Executive does not exercise Executive’s right to revoke the executed Agreement.

(c)    Once executed by the Company, the Company shall have no right to revoke this Agreement. This Agreement may only be revoked or become ineffective as described in clause (b) above.
10.    Severability. If any provision of this Agreement is held to be illegal, void, or unenforceable, such provision shall be of no force or effect. However, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the legality or enforceability of, any other provision of this Agreement. Should any court of competent jurisdiction find any provision of this Agreement to be invalid or unenforceable, such provision shall be modified as necessary to carry out the intent and agreement of the parties to the maximum extent permitted by law; provided, however, that should the court decline to modify such provision, or upon any finding by a court of competent jurisdiction that the release contained in Paragraph 3 hereof or the release contained in Paragraph 5 hereof is illegal, void, or unenforceable, Executive and the Company agree, promptly upon the other party’s request, to execute a general release that is legal and enforceable.
11.    Choice of Law/Venue. This Agreement shall be construed, interpreted, and governed in all respects in accordance with the laws of the State of Wisconsin without giving effect to the conflicts or choice of law principles thereof. Any cause of action related to this Agreement shall be brought in the Circuit Court of Rock County, Wisconsin, or, if applicable, the United States District Court for the Western District of Wisconsin, and the parties agree not to present any such claim or controversy to any other court or forum. The parties hereby expressly consent to the exclusive jurisdiction of the Circuit Court of Rock County, Wisconsin or the United States District Court for the Western District of Wisconsin.
12.    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
13.    Amendment; Waiver. This Agreement and each of the terms and provisions hereof may only be amended, modified, waived or supplemented by an agreement in writing signed by each party hereto. No failure or delay by either party to this Agreement in exercising any right under this Agreement shall be deemed to be a waiver of such right, unless such waiver is in writing and signed by the party to whom the waiver would apply.
14.    Counterparts. The parties may execute this Agreement in one or more counterparts, each of which shall be deemed to constitute an original and all of which, taken together, shall constitute one and the same instrument. Delivery of any execution of this Agreement by facsimile, e-mail, or other electronic delivery in portable document format (.pdf) or by any other means intended to preserve the original graphic and pictorial appearance of a document has the same effect as delivery of an executed original of this Agreement.
15.    Entire Agreement. Excepting the provisions of the Retirement Agreement that are intended to survive beyond Executive’s Retirement Date (including, but not limited to, Paragraph 2 of the Retirement Agreement, and the Non-Competition, Non-Solicitation and Non‑Interference Agreement attached thereto as Exhibit B), this Agreement contains all of the understandings and representations between the Company and Executive relating to the subject matter hereof, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties regarding the subject matter hereof.
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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first appearing below their signatures.

CAUTION: THIS AGREEMENT CONTAINS A RELEASE OF CLAIMS. EXECUTIVE IS HEREBY ADVISED TO CONSULT LEGAL COUNSEL REGARDING THE PROVISIONS OF THIS AGREEMENT BEFORE EXECUTING THIS AGREEMENT.

AGREED AND ACCEPTED:            REGAL BELOIT CORPORATION

______________________________        By: ________________________
Mark Gliebe
Its: _________________________

Date: _______________________            Date: ________________________

EXHIBIT B

NON-COMPETITION, NON-SOLICITATION AND NON-INTERFERENCE AGREEMENTS

Rev 3/2018

NON-COMPETITION, NON-SOLICITATION AND NON-INTERFERENCE AGREEMENT

Regal Beloit Corporation, acting for itself and its Affiliates, (the “Company”) and Employee, desiring to set forth their understandings regarding Employee's restrictions from competing against Company, agree as follows:

1. Consideration.
Employee acknowledges that Employee’s initial or continued employment, promotion, compensation increase and/or enrollment in the Company’s Incentive Compensation Plan (as applicable), are consideration for Employee’s entering into this Agreement. Employee acknowledges that this consideration is sufficient to fully and adequately compensate Employee for agreeing to the obligations and restrictions contained herein.
2. Definitions.
(a) "Non-competition Period" shall mean the twelve month period following the termination of Employee's employment with Company, or the duration of employment if less than twenty-four months.
(b) "Active Customers" shall mean any customer that Employee solicited or serviced on behalf of Company during the Measurement Period, or whose dealings with Company were coordinated or supervised, in whole or in part, by Employee during the Measurement Period, or about which Employee acquired Propriety Information through Employee’s employment with Employer that would be useful to a competitor in obtaining competitive business from such customer.
(c) "Measurement Period" shall mean the twelve-month period preceding the termination of Employee's employment with Company, or the duration of employment if less than twelve months.
(d) “Affiliate” shall mean an entity that is directly or indirectly controlled by Regal-Beloit Corporation. “Control” shall mean the right to cast, directly or indirectly, more than 50% of the voting interests in an entity.
(e) “Employee” shall mean the person entering into this Agreement who is an employee of Regal-Beloit Corporation or of any Affiliate. A person does not cease to be an Employee, for purposes of this Agreement, if/when she/he transfers between and/or among Regal-Beloit Corporation and any one or more of its Affiliates.
(f) "Proprietary Information" shall mean information, to the extent it is not a trade secret, that is possessed by or developed for the Company and that relates to the Company's business or technology, including but not limited to designs, drawings, diagrams, manuals, notebooks, reports, models, inventions, formulas, processes, machines, compositions, computer programs, accounting methods, sales and other financial records, quotation files, billing files, supplier information, cost estimates, business plans and strategies, new product plans, existing or proposed bids, technical developments, existing or proposed research projects, financial or business projections, investments, marketing plans and strategies, pricing and cost information, negotiations strategies, sales strategies, training information and materials, employee compensation and other employee information, customer or potential customer lists and files, customer purchasing history, and information generated for customer engagements or potential acquisition candidates. Proprietary Information also includes information received by the Company from others that the Company has an obligation to treat as confidential, including information obtained in connection with customer or supplier engagements and due diligence information gained as a result of a potential acquisition. Proprietary Information shall not include information that is or becomes available to the public through no wrongful act or omission of Employee or any other person under a duty of confidentiality to the Company.
(g) "Prospective Customers" shall mean any person or entity that is the subject of an open bid or proposal at the time of Employee's termination and with regard to whom Employee had contact on behalf of the Company during the Measurement Period, or whose dealings with Company were coordinated or supervised, in whole or in part, by Employee during the Measurement Period.
3. Non-Competition During Employment.
During Employee's employment with Company, Employee will devote such business time, attention and energies reasonably necessary to the diligent and faithful performance of the services to Company and its Affiliates, and will not engage in any way whatsoever, directly or indirectly (including by participating by providing financial support), in any business that is a direct competitor with Company's or its Affiliates' principal business, nor solicit customers, suppliers or employees of Company or Affiliates on behalf of, or in any other manner work for or assist any business which is a direct competitor with Company's or its Affiliates' principal business. The ownership of less than a 1% interest in a corporation or other entity whose securities are traded in a recognized stock exchange or traded in the over-the-counter market, even though that corporation or other entity may be a competitor of Company, shall not be deemed financial participation in a competitor. In addition, during Employee’s employment with Company, Employee will undertake no planning for or organization of any business activity competitive with the work performed as an employee of Company, and Employee will not combine or conspire with any other employee of Company or any other person for the purpose of organizing any such competitive business activity.
4. Non-Competition Following Termination of Employment.
Commencing on the termination of Employee's employment, for whatever reason and regardless of whether voluntary or involuntary, and during the Non-competition Period (as defined above), Employee will not accept a position or provide services to a competitor in a capacity in which it is reasonably likely that Employee would be called upon to use or disclose the Company's Proprietary Information (as defined above) or trade secrets to the Company's disadvantage. Prior to accepting any position with or providing services to a competitor during the Non-competition Period, Employee shall notify Company of such proposed employment or services and Company agrees to provide Employee with timely notice of whether it considers such employment or services to violate Employee's obligations under this Agreement. Employee specifically acknowledges and agrees that the global restriction in this paragraph is necessary given the portability of Employer’s Proprietary Information and the global reach of Employer’s operations.
5. Non-Solicitation of Active Customers.

Commencing on the termination of Employee's employment, for whatever reason and regardless of whether voluntary or involuntary, and during the Non-competition Period (as defined above), Employee will not, directly or indirectly, contact, solicit or service any Active Customers (as defined above) for the purpose of providing competitive products or services similar to those provided by Employee on behalf of Company during the Measurement Period (as defined above).
6. Non-Solicitation of Prospective Customers.
Commencing on the termination of Employee's employment, for whatever reason and regardless of whether voluntary or involuntary, and for twelve months thereafter, Employee will not directly or indirectly, contact, solicit or service any Prospective Customers (as defined above) of Company for the purpose of providing competitive products or services similar to those provided by Employee on behalf of Company during the Measurement Period (as defined above).
7. Non-Interference with Existing Relationships.
Commencing on the termination of Employee's employment, for whatever reason and regardless of whether voluntary or involuntary, and during the Non-competition Period, Employee will not, directly or indirectly, request or advise any Active Customers, or suppliers or vendors of Company about whom Employee obtained acquired Propriety Information through Employee’s employment with Employer and who at the time of Employee’s termination have, or have had, business relationships with Company during the Measurement Period, to withdraw, curtail or cancel any of their business or relations with Company.
8. Non-Interference with Employees and Agents.
Commencing on the termination of Employee's employment, for whatever reason and regardless of whether voluntary or involuntary, and during the Non-competition Period, Employee shall not personally solicit any Company employee, agent, representative, or independent contractor who Employee supervised, with whom Employee worked, or about whom Employee learned confidential information pertaining to the employee’s agent's, representative's or independent contractor's identity, performance, or interest in pursuing other opportunities to join, provide services to, or work for any competitor of the Company (or for any person or entity who intends to compete with the Company). Nothing in this Agreement shall otherwise prohibit Employee's future employer from hiring Company's employees without Employee's involvement.
9. Specific Performance and Other Remedies.
Employee acknowledges and agrees that irreparable injury to Company may result in the event that Employee breaches any covenant in this Agreement, and that the remedy at law for the breach of any such covenant will be inadequate. If Employee engages in any act in violation of any provision of paragraphs 3 through 8, Employee agrees that Company shall be entitled, in addition to such other remedies and damages that may be available to it by law or under this Agreement, to injunctive relief to enforce such provisions without the necessity of posting a bond. Additionally, the Company shall be entitled to collect from Employee any costs and expenses, including its reasonable attorneys fees, incurred in connection with its enforcement of the provisions of this Agreement.
10. California Employees.
The provisions of paragraphs 3-7 above apply only to the extent necessary to protect trade secrets of Employer.
11. Miscellaneous.

(a) This Agreement does not constitute a guarantee of employment or alter Employee's at-will employment status. Either party may terminate the employment relationship at any time and for any reason. Termination of employment shall not affect the enforceability of this Agreement.
(b) All provisions in this Agreement, including subparagraphs, are severable, and the unenforceability of any provision shall not affect the enforceability of any other provision. The parties agree that each covenant contained in paragraphs 3 through 8 are separate and independent.
(c) Company may assign this Agreement to a successor entity without notification to, or the consent of, Employee. This Agreement shall be binding upon Employee, and shall inure to the benefit of Company, its successors and assigns.
(d) The failure by Company to enforce any right or remedy available to it under this Agreement shall not be construed to be a waiver of such right or remedy with respect to any other prior, concurrent or subsequent breach or failure. No waiver of rights under this Agreement shall be effective unless made in writing with specific reference to this Agreement.
(e) Employee agrees that Company may notify any third party about Employee's obligations under this Agreement until such time as Employee has performed all of Employee's obligations hereunder. Upon Company's request, Employee agrees to provide Company with information, including, but not limited to, supplying details of Employee's subsequent employment, sufficient to verify that Employee has not breached, or is not breaching, any covenant in this Agreement.
(f) The parties agree that nothing in this Agreement shall be construed to limit or negate any statutory or common law of torts or trade secrets, where such law provides Company with broader protection than that provided in this Agreement. During Employee's employment by Company, Employee shall do what is reasonably necessary to prevent misappropriation or unauthorized disclosure of Company's trade secrets. After termination of employment, Employee shall not use or disclose Company's trade secrets as long as they remain trade secrets. Employee understands, however, that Employee may not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made: (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, provided that such disclosure is solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding and that such filing is made under seal. Additionally, in the event Employee files a lawsuit against the Company for retaliation for reporting a suspected violation of law, Employee has the right to provide trade secret information to Employee’s attorney and use the trade secret information in the court proceeding, although Employee must file any document containing the trade secret under seal and may not disclose the trade secret, except pursuant to court order.
(g) Employee acknowledges and agrees that Employee has carefully read this Agreement, understands its contents, has been given the opportunity to ask any questions concerning the Agreement and its contents, and has signed this Agreement as Employee's free and voluntary act.

Employee:                         Regal Beloit Corporation
/ S /                            / S /
Acknowledges and Agrees via online
tool by completing certification

2018 ICP
Rev 3/2018

EMPLOYEE INNOVATION AND PROPRIETARY INFORMATION AGREEMENT (EIPIA)

Regal Beloit Corporation, acting for itself and its Affiliates, (the “Company”) and Employee, desiring to set forth their understandings regarding Employee's understandings regarding Employee's obligations and restrictions related to inventions, technical or business innovations, and the disclosure and use of Company Proprietary Information, agree as follows:

1. Consideration. Employee acknowledges that Employee’s initial or continued employment, promotion, compensation increase and/or enrollment in the Company’s Incentive Compensation Plan (as applicable), are consideration for Employee’s entering into this Agreement. Employee acknowledges that this consideration is sufficient to fully and adequately compensate Employee for agreeing to the obligations and restrictions contained herein.

2. Proprietary Information and Trade Secrets.
(a) Definitions.
(i) "Proprietary Information" shall mean information, to the extent it is not a trade secret, that is possessed by or developed for Company and that relates to the Company's business or technology, including but not limited to designs, drawings, diagrams, manuals, notebooks, reports, models, inventions, formulas, processes, machines, compositions, computer programs, accounting methods, sales and other financial records, quotation files, billing files, supplier information, cost estimates, business plans and strategies, new product plans, existing or proposed bids, technical developments, existing or proposed research projects, financial or business projections, investments, marketing plans and strategies, pricing and cost information, negotiations strategies, sales strategies, training information and materials, employee compensation and other employee information, customer or potential customer lists and files, customer purchasing history, and information generated for customer engagements or potential acquisition candidates. Proprietary Information also includes information received by the Company from others that the Company has an obligation to treat as confidential, including information obtained in connection with customer or supplier engagements and due diligence information gained as a result of a potential acquisition. Proprietary Information shall not include information that is or becomes available to the public through no wrongful act or omission of Employee or any other person under a duty of confidentiality to Company.
(ii) “Trade Secret” shall mean information, including a formula, pattern, compilation, program, device, method, technique, or process, that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.
(iii) “Affiliate” shall mean an entity that is directly or indirectly controlled by Regal Beloit Corporation. “Control” shall mean the right to cast, directly or indirectly, more than 50% of the voting interests in an entity.

(iv) “Employee” shall mean the person entering into this Agreement who is an employee of Regal Beloit Corporation or of any Affiliate. A person does not cease to be an Employee, for purposes of this Agreement, if/when she/he transfers between and/or among Regal Beloit Corporation and any one or more of its Affiliates.
(v) “Company” and “Regal Beloit Corporation, acting for itself and its Affiliates ("Company")” shall mean the Regal Beloit Corporation, any Affiliate that employs Employee, and/or any Affiliate to which any Proprietary Information or Trade Secret within the scope of this Agreement relates.

(b) Disclosure and Assignment to the Company – Inventions and Innovations. Employee agrees to:
(i) disclose and assign to the Company as the Company’s exclusive property and hereby assigns to the Company as the Company’s exclusive property, all inventions and technical or business innovations, including but not limited to all patentable and copyrightable subject matter (collectively, the "Innovations") developed, authored or conceived by Employee solely or jointly with others during the period of Employee’s employment, (1) that are along the lines of the business, work or investigations of the Company to which Employee’s employment relates or as to which Employee may receive information due to Employee’s employment with the Company, or (2) that result from or are suggested by any work which Employee may do for the Company or (3) that are otherwise made through the use of Company time, facilities or materials. To the extent any of the Innovations is copyrightable, each such Innovation shall be considered a “work for hire”;
(ii) execute all necessary papers and otherwise provide proper assistance (at the Company’s expense), during and subsequent to Employee’s employment, to enable the Company to obtain for itself or its nominees, all right, title, and interest in and to patents, copyrights, trademarks or other legal protection for such Innovations in any and all countries;
(iii) make and maintain for the Company adequate and current written records of all such Innovations;
(iv) upon any termination of Employee’s employment, deliver to the Company promptly all items which belong to the Company or which by their nature are for the use of Company employees only, including, without limitation, all written and other materials which are of a secret* or confidential* nature relating to the business of the Company;
(v) not disclose or use in Employee’s work with the Company any secret or confidential information of others (including any prior employers), or any inventions or innovations of Employee or of others, that are not included within the scope of this Agreement; and
(vi) in the event Company is unable for any reason whatsoever to secure Employee’s signature to any lawful and necessary documents required, including those necessary for the assignment of, application for, or prosecution of any United States or foreign application for letters patent or copyright for any Innovation, Employee hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Employee’s agent and attorney-in-fact, to act for and in Employee’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the assignment, prosecution, and issuance of letters patent or registration of copyright thereon with the same legal force and effect as if executed by Employee. Employee hereby waives and quitclaims to Company any and all claims, of any nature whatsoever, which Employee may now have or may hereafter have for infringement of any patent or copyright resulting from any such application.

(c) Disclosure, Use – Company’s Proprietary Information. Employee agrees that, during the term of Employee's relationship with Company and until the first to occur of (i) such time as the Proprietary Information becomes generally available to the public through no fault of Employee or other person under a duty of confidentiality to Company, (ii) such time as the Proprietary Information no longer provides a benefit to Company, or (iii) the second anniversary of the termination of Employee's employment with Company, Employee will not disclose or use, or cause to be disclosed or used, directly or indirectly, in any capacity, in any geographic area in which such use or disclosure could harm Company's existing or potential business interests, any Proprietary Information. This provision does not prohibit Employee's use of general skills acquired prior to or during employment by Company, as long as such use does not involve the use or disclosure of Proprietary Information or Trade Secrets.

(d) Trade Secrets. Notwithstanding any other provision in this Agreement, the parties agree that nothing in this Agreement shall be construed to limit or negate any statutory or common law of torts or trade secrets, where such law provides Company with broader protection than that provided in this Agreement. During Employee's employment by Company, Employee shall do what is reasonably necessary to prevent misappropriation or unauthorized disclosure of the Company's Trade Secrets. After termination of employment, Employee shall not use or disclose Company's Trade Secrets as long as they remain Trade Secrets. Employee understands, however, that Employee may not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made: (a) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, provided that such disclosure is solely for the purpose of reporting or investigating a suspected violation of law, or (b) in a complaint or other document filed in a lawsuit or other proceeding and that such filing is made under seal. Additionally, in the event Employee files a lawsuit against the Company for retaliation for reporting a suspected violation of law, Employee has the right to provide trade secret information to Employee’s attorney and use the trade secret information in the court proceeding, although Employee must file any document containing the trade secret under seal and may not disclose the trade secret, except pursuant to court order.

3. Specific Performance. Employee acknowledges and agrees that irreparable injury to Company may result in the event that Employee breaches any covenant in this Agreement, and that the remedy at law for the breach of any such covenant will be inadequate. Employee agrees that, if Employee engages in any act in violation of any provision of paragraph 2(b), 2(c), or 2(d), including without limitation any subparagraph, Company shall be entitled, in addition to such other remedies and damages that may be available to it by law or under this Agreement, to injunctive relief to enforce such provisions without the necessity of posting a bond.

4. Miscellaneous.
(a) This Agreement does not constitute a guarantee of employment. Nor does it constitute a guarantee that Employee's compensation structure shall remain unchanged in the future. Either party may terminate the employment relationship at any time and for any reason. Termination of employment shall not affect the enforceability of this Agreement. Similarly, future changes to Employee's compensation shall not affect the enforceability of this Agreement.

(b) All provisions in this Agreement, including subparagraphs, are severable, and the unenforceability of any provision shall not affect the enforceability of any other provision. The parties agree that each covenant contained in paragraph 2(b), 2(c) and 2(d), including without limitation any subparagraphs, is separate and independent.

(c) Company may assign this Agreement to a successor entity without notification to, or the consent of, Employee. This Agreement shall be binding upon Employee, and shall inure to the benefit of Company, its successors and assigns.

(d) Discharge of Employee’s undertakings in this Agreement shall be an obligation of Employee’s executors, administrators, or other legal representatives or assigns.

(e) The failure by Company to enforce any right or remedy available to it under this Agreement shall not be construed to be a waiver of such right or remedy with respect to any other prior, concurrent or subsequent breach or failure. No waiver of rights under this Agreement shall be effective unless made in writing with specific reference to this Agreement.

(f) Employee agrees that Company may notify any third party about Employee's obligations under this Agreement until such time as Employee has performed all of Employee's obligations hereunder. Upon Company's request, Employee agrees to provide Company with information, including, but not limited to, supplying details of Employee's subsequent employment, sufficient to verify that Employee has not breached, or is not breaching, any covenant in this Agreement.

(g) This Agreement supersedes and replaces any existing agreement between the Company and Employee relating generally to the same subject matter. This agreement may not be modified or terminated, in whole or part, except in writing signed by an authorized representative of the Company.

(h) Employee represents that, except as stated below, Employee has no obligations to others in conflict with Employee's obligations and undertakings in this Agreement.

(i) Employee acknowledges and agrees that Employee has carefully read this Agreement, understands its contents, has been given the opportunity to ask any questions concerning the Agreement and its contents, and has signed this Agreement as Employee's free and voluntary act.

*These terms are used in the ordinary sense and do not refer to official security classifications of the United States Government. Without limitation, examples of materials, information and data that may be of a secret or confidential nature are set forth in the definition of Proprietary Information in paragraph 2(a)(i).

Employee                                 Regal Beloit Corporation

Acknowledges via online tool by completing certification

EXHIBIT C

DRAFT PRESS RELEASE

Regal Beloit Corporation (NYSE: RBC) today announced that Mark J. Gliebe, Chairman and CEO, will retire from Regal after the completion of calendar year 2018. Mr. Gliebe has been with Regal for 14 years and has served as CEO for the last 8 years. Under Mr. Gliebe's leadership, Regal has grown revenue 64%, from $2.2 billion at the end of 2010 to an estimated $3.6 billion in 2018 and has transformed into a global leader in high efficiency motors and power transmission systems. Regal's Board of Directors has begun a process to identify Mr. Gliebe's successor. Mr. Gliebe has agreed to lead the Company until a successor has been named and to resign from the Board effective as of his retirement date as CEO.
"Leading Regal has been the honor of my lifetime and I am incredibly proud of all we have achieved to advance the interests of all our stakeholders," said Mr. Gliebe. "Having served eight years as CEO and four years as COO, it is time for me to move to the next phase of my life. I leave behind an exceptional management team and a company that is in a strong position for continued growth. I am confident that Regal's brightest days are still ahead."
Speaking on behalf of Regal's Board of Directors, Presiding Director Rakesh Sachdev said: "I would like to thank Mark for his outstanding contributions to Regal and wish him the very best in his next chapter. Regal is exceptionally well-positioned to continue its path for growth and value creation for our shareholders, customers, employees and all stakeholders. The Board has immediately begun the process to hire a successor. Until then, Mark will continue in his current role, providing strong leadership."